                                                                    EXHIBIT 99.1

DATE:  July 27, 2006

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

Keith R. Marchiando (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS SECOND QUARTER 2006 RESULTS

         ROCHESTER HILLS, Mich., July 27-- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $573.3 million for the second quarter ended July 2, 2006 compared to $623.8 million in the prior year's quarter. Net loss for the quarter was $131.3 million, or $6.96 per diluted share, compared to net income of $3.0 million, or $0.16 per diluted share, for the prior year's quarter. Adjusted loss from continuing operations for the quarter, which excludes facility consolidation charges and a deferred tax asset valuation allowance totaled $38.3 million, or $2.03 per diluted share, compared to income of $1.6 million, or $0.09 per diluted share, in the prior year's quarter. Adjusted EBITDA for the quarter was $21.4 million compared to $50.2 million in the prior year's quarter. A reconciliation of adjusted income from continuing operations and adjusted EBITDA to the most directly comparable GAAP measures is set forth below.

         "While we haven't begun to experience material financial improvements to date, our operational restructuring plan is off to an excellent start," said Larry Denton, Chairman and Chief Executive Officer of DURA Automotive. "Our management team is committed to meeting our restructuring goals and our entire organization is aligned to deliver this program."

         The decrease in second quarter revenue from the prior year was driven primarily by lower North American and European automotive production, unfavorable vehicle platform mix and the loss of the GMT 800 seat adjuster business. Partially offsetting these decreases was the benefit received from foreign currency exchange. The decrease in second quarter income from continuing operations from the prior year reflects the impact of lower automotive production, the loss of the GMT 800 seat adjuster business and higher raw material prices.

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DURA Automotive Systems, Inc.
July 27, 2006
Page 6

         Denton continued, "We need to match our overhead structure to the market share of our major customers. While our 50 cubed restructuring plan is focused on structuring our operations for the future, we must take action immediately to address the current industry conditions. To support this effort, we will reduce our labor force by 510 employees by year end."

         The $2.9 million facility consolidation charge for the quarter relates primarily to actions associated with the previously announced 50 cubed operational restructuring plan. Approximately $2.3 million of the charge relates to employee severance costs and $0.6 million was for facility closure and asset impairment charges.

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes", DURA's second quarter 2006 provision for income taxes includes the recording of a $90.8 million valuation allowance for U.S. deferred tax assets recorded as of December 31, 2005. DURA determined the need for a valuation allowance based upon its updated quarterly analysis of its U.S. operations taxable income together with the extended impact of elevated raw material prices on the automotive and recreation vehicle industries.

SIX-MONTH RESULTS

         For the six month period ended July 2, 2006, revenue totaled $1.2 billion compared to $1.2 billion for the same period in 2005. Net loss for the six month period was $138.3 million, or $7.35 per diluted share, compared to a net loss of $1.9 million, or $0.10 per diluted share, in the prior year. DURA's adjusted loss from continuing operations for the six months ended July 2, 2006, which excludes facility consolidation and other charges, net and the deferred tax asset valuation allowance totaled $44.7 million, or $2.37 per diluted share, compared to adjusted loss from continuing operations of $2.1 million, or $0.11 per diluted share, in the same period last year.

POTENTIAL MATERIAL GOODWILL IMPAIRMENT CHARGE

         In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," DURA periodically evaluates the carrying value of its goodwill for indicators of impairment. SFAS No. 142 requires the Company to evaluate the carrying value of its goodwill for potential impairment on an annual basis or on an interim basis if there are indicators of potential impairment. As in prior quarters, DURA performed this assessment during the second quarter of 2006. Based on


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DURA Automotive Systems, Inc.
July 27, 2006
Page 7

the second quarter analysis, it has been determined that due to continued unfavorable operating results, primarily as a result of continued higher raw material costs, lower production volumes on key platforms and insufficient customer pricing, DURA's Control Systems reporting unit's goodwill may be materially impaired. At July 2, 2006, the total amount of recorded goodwill in Dura's Control Systems reporting unit is approximately $626.3 million. At this time, DURA is unable to make a good-faith estimate of the potential amount or range of amounts of the impairment charge. Such impairment charge will not result in future cash expenditures. DURA will file a report on Form 8-K pursuant to Item 2.06 within four business days after it makes an estimate of such amount or range of amounts.

CONFERENCE CALL

         A conference call to review the second-quarter results is scheduled for July 27, 2006 at 11:30 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A telephone recording of this call also will be available until 6 p.m. ET on Thursday, August 3, 2006 by dialing (303) 590-3000, passcode 11066077.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income (loss) from continuing operations" and "adjusted EBITDA" (non-GAAP financial measures). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net, the deferred tax asset valuation allowance, the favorable settlement of certain environmental matters and gain on retirement of debt, net. Adjusted EBITDA represents income from continuing operations adjusted for facility consolidation and other charges, the deferred tax asset valuation allowance, a gain on retirement of debt, the favorable resolution of certain environmental matters, interest, amortization, depreciation and taxes. Management believes that

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DURA Automotive Systems, Inc.
July 27, 2006
Page 8

adjusted income from continuing operations and adjusted EBITDA are useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income (loss) from continuing operations and adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income
(loss) from continuing operations and adjusted EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

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DURA Automotive Systems, Inc.
July 27, 2006
Page 9



                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                              Three Months Ended                 Six Months Ended
                                                          July 2,           July 3,          July 2,          July 3,
                                                            2006             2005             2006              2005
                                                        -----------      -----------      -----------      -----------
Revenues                                                $   573,326      $   623,834      $ 1,157,704      $ 1,243,813
Cost of sales                                               535,056          545,478        1,065,472        1,104,876
                                                        -----------      -----------      -----------      -----------

Gross profit                                                 38,270           78,356           92,232          138,937

Selling, general and administrative expenses                 37,850           41,025           74,779           83,198
Facility consolidation, asset impairments and other
   charges                                                    2,878            2,624            5,450            4,290
Amortization expense                                            105              104              210              216
                                                        -----------      -----------      -----------      -----------

Operating income                                             (2,563)          34,603           11,793           51,233

Interest expense, net                                        28,831           24,907           55,005           49,877
Loss on early extinguishment of debt                             --            3,349               --            3,349
                                                        -----------      -----------      -----------      -----------

Income (loss) from continuing operations before
   provision for income taxes and minority interest         (31,394)           6,347          (43,212)          (1,993)

Provision (benefit) for income taxes                         99,614            3,391           95,781             (226)
                                                        -----------      -----------      -----------      -----------

Income (loss) from continuing operations before
   minority interest                                       (131,008)           2,956         (138,993)          (1,767)

Minority interests in income                                   (155)              --             (210)              --
                                                        -----------      -----------      -----------      -----------

Income (loss) from continuing operations                   (131,163)           2,956         (139,203)           2,956


Gain (loss) from discontinued operations, net                  (105)               3             (105)            (106)
Cumulative effect of change in accounting principle              --               --            1,020               --
                                                        -----------      -----------      -----------      -----------

Net income (loss)                                       $  (131,268)     $     2,959      $  (138,288)     $    (1,873)
                                                        ===========      ===========      ===========      ===========

Basic earnings (loss) per share:
Income (loss) from continuing operations                $     (6.95)     $      0.16      $     (7.39)     $     (0.09)
Discontinued operations                                       (0.01)              --            (0.01)           (0.01)
Cumulative effect of change in accounting principle              --               --             0.05               --
                                                        -----------      -----------      -----------      -----------
Net income (loss)                                       $     (6.96)     $      0.16      $     (7.35)     $     (0.10)
                                                        ===========      ===========      ===========      ===========
Basic shares outstanding                                     18,861           18,704           18,834           18,683
                                                        ===========      ===========      ===========      ===========

Diluted earnings (loss) per share:
Income (loss) from continuing operations                $     (6.95)     $      0.16      $     (7.39)     $     (0.09)
Discontinued operations                                       (0.01)              --            (0.01)           (0.01)
Cumulative effect of change in accounting principle              --               --             0.05               --
                                                        -----------      -----------      -----------      -----------
Net income (loss)                                       $     (6.96)     $      0.16      $     (7.35)     $     (0.10)
                                                        ===========      ===========      ===========      ===========
Diluted shares outstanding                                   18,861           18,818           18,834           18,683
                                                        ===========      ===========      ===========      ===========

Capital expenditures                                    $    20,825      $    13,326      $    43,942      $    27,604
Depreciation                                            $    20,971      $    21,057      $    41,269      $    41,492


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DURA Automotive Systems, Inc.
July 27, 2006
Page 10

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)



                                                                   Three Months Ended            Six Months Ended
                                                                 July 2,          July 3,      July 2,        July 3,
                                                                  2006             2005         2006           2005
                                                               ---------      ---------      ---------      ---------

ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
Income (loss) from continuing operations before
   minority interest                                           $(131,008)     $   2,956      $(138,993)     $  (1,767)
Facility consolidation and other charges, net                      1,927          1,767          3,565          2,777
Valuation allowance for U.S. deferred taxes                       90,773             --         90,773             --
Loss on early extinguishment of debt, net                             --          2,143             --          2,143
Favorable settlement of environmental matter, net                     --         (5,243)            --         (5,243)
                                                               ---------      ---------      ---------      ---------
  Adjusted income (loss) from continuing operations            $ (38,308)     $   1,623      $ (44,655)     $  (2,090)
                                                               =========      =========      =========      =========


Basic earnings (loss) per share:
   Adjusted income (loss) from continuing operations           $   (2.03)     $    0.09      $   (2.37)     $   (0.11)
                                                               =========      =========      =========      =========

Basic shares outstanding                                          18,861         18,704         18,834         18,683
                                                               =========      =========      =========      =========

Diluted earnings (loss) per share:
   Adjusted income (loss) from continuing operations           $   (2.03)     $    0.09      $   (2.37)     $   (0.11)
                                                               =========      =========      =========      =========
Diluted shares outstanding                                        18,861         18,818         18,834         18,683
                                                               =========      =========      =========      =========

ADJUSTED EBITDA
Operating income                                               $  (2,563)     $  34,603      $  11,793      $  51,233
Amortization                                                         105            104            210            216
Depreciation                                                      20,971         21,057         41,269         41,492
Favorable settlement of environmental matter                          --         (8,192)            --         (8,192)
Facility consolidation, asset impairment and other charges         2,878          2,624          5,450          4,290
                                                               ---------      ---------      ---------      ---------

     Adjusted EBITDA                                           $  21,391      $  50,196      $  58,722      $  89,039
                                                               =========      =========      =========      =========




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DURA Automotive Systems, Inc.
July 27, 2006
Page 11

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                           July 2,       December 31,
                       Assets                                                2006           2005
                                                                        -----------      -----------
Current assets:
   Cash and cash equivalents                                            $   123,042      $   101,889
   Accounts receivable, net                                                 332,563          291,119
   Inventories, net                                                         142,625          132,148
   Other current assets                                                     113,917          107,650
                                                                        -----------      -----------
     Total current assets                                                   712,147          632,806
                                                                        -----------      -----------

Property, plant and equipment, net                                          473,233          458,258
Goodwill, net                                                               887,870          854,296
Deferred income taxes and other assets, net                                  72,233          129,849
                                                                        -----------      -----------
                                                                        $ 2,145,483      $ 2,075,209
                                                                        ===========      ===========
              Liabilities and Stockholders' Investment

Current liabilities:
   Accounts payable                                                     $   250,960      $   265,560
   Accrued liabilities                                                      197,908          180,622
   Current maturities of long-term debt                                       3,042            3,473
                                                                        -----------      -----------
     Total current liabilities                                              451,910          449,655
                                                                        -----------      -----------

Long-term debt, net of current maturities                                   278,809          171,577
Senior unsecured notes                                                      400,000          400,000
Senior subordinated notes                                                   532,519          523,906
Convertible trust preferred securities subject to
     mandatory redemption                                                    55,250           55,250
Senior notes - derivative instrument adjustment                             (22,968)         (10,781)
Minority interests                                                            5,122            4,864
Other noncurrent liabilities                                                190,454          141,031

Stockholders' investment:
   Common stock -- Class A                                                      189              188
   Additional paid-in capital                                               352,271          351,994
   Treasury stock                                                            (1,781)          (1,948)
   Accumulated deficit                                                     (229,816)         (91,528)
   Accumulated other comprehensive income                                   133,524           81,001
                                                                        -----------      -----------
     Total stockholders' investment                                         254,387          339,707
                                                                        -----------      -----------

                                                                        $ 2,145,483      $ 2,075,209
                                                                        ===========      ===========

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